UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2021

Aurinia Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Canada	001-36421	46-4129078
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

#1203-4464 Markham Street
Victoria, British Columbia
V8Z 7X8
(250) 708-4272
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value	AUPH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement
On August 17, 2021, the Company announced the addition of a novel research program aimed at expanding the Company’s pipeline in autoimmune, fibrotic and kidney-related diseases.

The program, to be known as AUR300, was secured through a global licensing and research agreement with Riptide Bioscience, Inc. (Riptide), a private company. A copy of the agreement is included as Exhibit 99.1. AUR300 is a novel peptide therapeutic that modulates M2 macrophages (a type of white blood cells) via the macrophage mannose receptor CD206. Dysregulation of M2 macrophages drives fibrosis. AUR300 acts to reduce M2 dysregulation and decrease inflammatory cytokines, and therefore may have significant clinical applications for autoimmune and fibrotic diseases.

Riptide has longstanding expertise in interpreting the etiology of fibrosis, including the discovery of lysyl oxidase and procollagen.
As part of the agreement, Aurinia paid Riptide an upfront fee of $6 million USD. Additional milestone payments are due upon certain development, clinical and regulatory milestones, and royalties will be payable upon commercialization.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.
The information contained in this Current Report on Form 8-K is summary information that is intended to be considered in the context of our Securities and Exchange Commission filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise such information, except as required by law.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1#	Collaboration & License Agreement between Aurinia Pharmaceuticals Inc. and Riptide Bioscience, Inc. dated August 16, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
#	Certain portions have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 17, 2021

AURINIA PHARMACEUTICALS INC.

By:	/s/ Joseph Miller
Name:	Joseph Miller
Title:	Chief Financial Officer